Exhibit 10.2

PROMISSORY NOTE

USD$[__________] April [__], 2022

For value received, 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia, Canada (“4Front” or “Maker”), promises to pay to the order of the Persons listed on Schedule A attached hereto (collectively, the “Holders” and each individually a “Holder”), or to each such Holder’s permitted transferees or assigns, in lawful money of the United States of America and in immediately available funds, the aggregate principal amount of $[__________], in accordance with the allocations set forth on Schedule A attached hereto, together with interest thereon calculated as provided below, in accordance with, and subject to, the provisions of this Promissory Note (this “Note”).

1.       Merger Agreement. This Note is being executed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 30, 2022 (as the same may be amended from time to time, the “Merger Agreement”), by and among (a) 4Front, (b) Island Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of 4Front, (c) Island Global Holdings, Inc., a California corporation, and (d) Navy Capital SR LLC, a Delaware limited liability company, solely in its capacity as the representative of the Island Securityholders (as defined in the Merger Agreement), and is subject to the provisions thereof. Initially capitalized terms used but not defined in this Note have the meanings assigned to such terms in the Merger Agreement.

2.       Maturity Date; Prepayments. The outstanding principal amount of this Note, all accrued but unpaid interest thereon, and all other amounts payable under this Note shall be due and payable on the date that is fifty-four (54) months after the date of this Note (the “Maturity Date”). Subject to the terms of the Merger Agreement, Maker may prepay its obligations under this Note in whole or in part, at any time or from time to time, without penalty or premium, by paying the outstanding principal amount together with all accrued but unpaid interest thereon.

3.       PIK Interest. Except as otherwise provided herein, the outstanding principal amount of this Note shall bear interest at an annual rate of six percent (6%) from the date hereof until such time as Maker’s obligations under this Note are paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. If not previously paid, all accrued but unpaid interest due and payable pursuant to this Note shall be paid on the Maturity Date. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed.

4.       Payment Mechanics. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to each Holder’s account at a bank specified by such Holder in writing to Maker from time to time. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued but unpaid interest and third, to the payment of the principal amount outstanding under this Note. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note. For the avoidance of doubt, the intent of the Maker and the Holder is that the amounts payable under this Note to each Holder shall be the same amount as would be payable to each Holder if each Holder had a separate Note evidence its indebtedness and each Holder shall be permitted to make a claim against Maker to the same extent.

5.       Right of Offset. Maker shall be entitled to offset, pro rata to each Holder in accordance with the allocation set forth on Schedule A, against the outstanding principal amount hereunder any amounts owed to Maker or any other 4Front Indemnitees by Holders pursuant to Section 9 of the Merger Agreement. It being acknowledged and agreed that Maker’s right to so offset the outstanding principal balance shall not permit it to offset such amounts to the extent it could make draw under the Navy LOC therefor.

6.       Representations and Warranties of Maker. Maker hereby represents and warrants to each Holder as follows:

(a)       4Front is a corporation duly amalgamated, validly existing and in good standing under the Laws of the Province of British Columbia, Canada.

(b)       4Front has the power and authority, and the legal right, to execute and deliver this Note, and to perform its obligations hereunder.

(c)       The execution and delivery of this Note by 4Front, and the performance of 4Front’s obligations hereunder, have been duly authorized by all necessary action in accordance with all applicable Laws. 4Front has duly executed and delivered this Note.

(d)       No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for 4Front to execute, deliver or perform any of its obligations under this Note.

(e)       The execution and delivery of this Note, and the consummation by 4Front of the transactions contemplated hereby, do not and will not (i) violate any provision of the organizational documents of 4Front; (ii) violate any Law or Governmental Order applicable to 4Front (or by which any of its properties or assets may be bound); or (iii) constitute a default under any material agreement or contract by which 4Front may be bound.

(f)       This Note is a valid, legal and binding obligation of 4Front, enforceable against 4Front in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at Law).

7.       Events of Default; Remedies. The existence or occurrence of one or more than one of the following events shall constitute an “Event of Default” under this Note:

(a)       the failure by Maker to make any payment of principal or interest (x) when due under this Note in accordance with the terms hereof or (y) when due under the Navy LOC (as defined the Merger Agreement);

(b)       any representation or warranty made or deemed made by Maker to Holders herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

(c)       Maker fails to observe or perform any material covenant, obligation, condition or agreement contained in this Note, other than the covenants specified in clause (a) above, and such failure continues for thirty (30) days after written notice to Maker;

(d)       the involuntary filing against or voluntary filing by Maker of a petition or application for relief under federal bankruptcy Law or any similar state or federal Law, or the issuance of any writ of garnishment, replevin, execution or attachment for service with respect to Maker or any property of Maker, provided that such receiver, trustee, custodian, conservator, bankruptcy petition, writ of garnishment, replevin, execution or attachment is not removed or dismissed within sixty (60) days of issuance; or

(e)       the failure by Maker to provide Holders with written notice of the occurrence of any of the events in the foregoing clause (d) within five (5) days of Maker becoming aware of such event.

Upon the occurrence of any Event of Default: (i) the entire unpaid principal balance due and owing under this Note, together with all accrued but unpaid interest thereon, and all other amounts payable hereunder, shall, at the option of the Majority Holders (as defined below) upon written notice to Maker, immediately become due and payable, and (ii) each Holder shall have and may exercise any and all rights and remedies available at Law or in equity and also any and all rights and remedies provided in this Note or under applicable Law.

8.       Subordination.

(a)       This Note shall be subordinate and junior in right of payment and collection, including principal, interest and all other amounts payable hereunder, to the payment and collection in full of any obligations of any and all existing indebtedness of, or financing agreement entered into by, Maker, including principal, interest and all other amounts payable thereunder, which restricts, limits, or prohibits payments under this Note (the “Senior Debt” and any lender of any Senior Debt, a “Senior Creditor”). Subject to the following sentence, until all Senior Debt has been paid in full, Maker will not pay and Holders will not accept any payment on the Note other than payments expressly permitted below (the “Permitted Subordinated Debt Payments”), and Holders shall not be entitled to enforce or receive payment thereof (other than Permitted Subordinated Debt Payments) until all Senior Debt has been paid in full. Maker shall make the payments described in Sections 1 and 2 above, unless at the time of such payment, an event of default (or words of similar meaning, giving Senior Creditor the right to accelerate the Senior Debt and declare the same immediately due and payable) under any Senior Debt or other credit documents (as defined therein) related to such Senior Debt exists or would be caused by such payment(a “Senior Default”), and such Senior Default shall not have been waived in writing or cured in accordance with the applicable Senior Debt. Any period of time that any applicable Permitted Subordinated Debt Payment shall have been blocked from being paid in accordance with this Section 8 shall be deemed a “Payment Blockage Period”. Interest shall continue to accrue in accordance with the terms of this Note during any Payment Blockage Period. Upon expiration of any Payment Blockage Period and so long as no other Payment Blockage Period is in effect, Maker may make or resume making (and Holders may receive and retain) any and all Permitted Subordinated Debt Payments (or portion thereof).

(b)       At any time and from time to time, without any Holder’s consent or notice to Holders, and without liability to Holders and without releasing or impairing any of the rights of any Senior Creditor against Holders or any of Holders’ obligations hereunder, any Senior Creditor may take security for Senior Debt; release, exchange, or subordinate any security for Senior Debt; release any person obligated on Senior Debt; modify, amend, restate, extend or waive compliance with any agreement, instrument or other document relating to Senior Debt, including, without limitation, increasing Senior Debt; apply sums paid by any party to the Senior Debt in any order or manner as determined by the applicable Senior Creditor, subject to the terms of the Senior Debt; grant any adjustment, extension, indulgence, or forbearance to, or compromise with, any person liable for Senior Debt; neglect, delay, omit, fail, or refuse to take or prosecute any action for collection of any Senior Debt, or to foreclose any collateral or take or prosecute any action on any agreement securing any Senior Debt. Holders and Maker agree that (i) no modifications to this Note may be made without the written consent of each Senior Creditor and (ii) no guaranties of this Note may be granted; provided, that, no such consent shall be required (except during the pendency of an Action with respect to the Maker or its assets) to extend the Maturity Date of this Note, to lower the interest rate payable under this Note or to reflect any Holder’s assignment of all or a portion of the Note (to the extent such assignment is consummated in compliance with the terms hereof).

(c)       Each Holder covenants and agrees to execute and deliver such customary documents and instruments as may be reasonably requested by any Senior Creditor to evidence the subordination of this Note as contemplated herein, including, without limitation, executing a separate subordination agreement (a “Subordination Agreement”) which includes the subordination terms reflected herein and any other provisions customarily included in agreements governing such relationships that do not alter or expand such Holder’s or Maker’s rights or obligations under this Note or such Holder’s rights or obligations under the Subordination Agreement.

(d)       In the event of any conflict between any term, covenant, or condition of this Note and any term, covenant or condition of the Subordination Agreement, the provisions of the Subordination Agreement shall control and govern.

9.       Waiver of Presentment. Maker, on behalf of itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that any Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.

10.       Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Maker has obtained the prior written consent of the Majority Holders (as hereinafter defined). As used herein, the “Majority Holders” shall mean at least a majority of the aggregate principal amount of the this Note then outstanding, it being acknowledged and agreed that the Majority Holders and Maker may amend all Notes then outstanding on an aggregate basis.

11.       Further Assurances. Maker agrees that at any time and from time to time upon the written request of any Holder, Maker will execute and deliver such further documents and do such further acts and things as such Holder may reasonably request in order to effect the purpose of this Note.

12.       Replacement. Upon receipt of evidence reasonably satisfactory to Maker of the ownership and the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Maker, or, in the case of any such mutilation, upon the surrender of this Note to Maker, Maker shall execute and deliver, in lieu thereof, a new Note representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been so executed and delivered by Maker shall not be deemed to be an outstanding Note for any purpose.

13.       Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.       No Waiver. Holders shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the affected Holder (or an authorized agent or representative of such Holder), and then only to the extent therein set forth. A waiver by any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Holder would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of any Holder, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

If to Maker:

4Front Ventures Corp.

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

Attention: Leonid Gontmakher, Chief Executive Officer

Email: leo@4frontventures.com

If to any Holder:

To the address set forth on such Holder’s signature page attached hereto.

16.       Governing Law; Dispute Resolution.

(a)       This Note and all Actions arising out of or relating to this Note shall be governed by, and construed in accordance with, the internal Laws of the State of California, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of such state.

(b)       The dispute resolution provisions set forth in subsections (ii) through (vi) of Section 11(j) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

17.       Attorney’s Fees and Costs. In the event of any legal action to enforce any provision of this Note, the prevailing party in such action shall be entitled to all of its reasonable attorney’s fees and costs incurred in connection with such enforcement action.

18.       Assignment. The rights and obligations of Maker and each Holder under this Note shall be binding upon and benefit the successors and permitted assigns and transferees of Maker and such Holder; provided, that, except as provided below, (a) in no event shall any Holder sell, exchange, assign, pledge, hypothecate, transfer or otherwise dispose (each, a “Transfer”) of this Note (other than to an Affiliate or successor of such Holder, with respect to an individual, to a family member or trust for estate planning purposes) or any interest therein without Maker’s prior written consent; and (b) Maker may Transfer any of its obligations under this Note without any Holder’s prior written consent (it being understood that this Section 18 shall not be deemed to prohibit any assumption of Maker’s obligations under this Note by an Affiliate or successor of Maker, or any other transferee, provided that such transferee has the financial wherewithal to perform the obligations of Maker hereunder, as reasonably determined by the Majority Holders); provided, further, that, unless otherwise agreed in writing by the Majority Holders, Maker shall remain liable for such obligations notwithstanding any such assumption. Each Holder and Maker shall notify the other in writing promptly (and in any event within ten (10) Business Days) after any Transfer of its rights, interests and/or obligations under this Note.

19.       Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Note delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, 4Front has executed and delivered this Promissory Note as of the date first written above.

4FRONT:

4FRONT VENTURES CORP.

By: ______________________________

Name: Leonid Gontmakher

Title: Chief Executive Officer

[Signature Page to Promissory Note (4Front/Island Merger)]

ACCEPTED BY HOLDER:

_____________________________________

[Insert Legal Name of Holder]

By: _______________________________

[Sign Here]

IF HOLDER IS A LEGAL ENTITY:

Name: _______________________________

[Insert Name of Authorized Signatory]

Title: _______________________________

[Insert Title of Authorized Signatory]

ADDRESS FOR NOTICES:

_____________________________________

_____________________________________

Attention: ____________________________

Email: _______________________________

[Signature Page to Promissory Note (4Front/Island Merger)]

SCHEDULE A

Holders; Allocation of Principal Amount

Name of Holder	Principal Amount
[_____]	$[_____]

TOTAL	$[_____]